SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by Registrant                                        (X)
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Check the appropriate box:

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        14c-6(e)(2)
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                           MET INVESTORS SERIES TRUST
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.
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


                           MET INVESTORS SERIES TRUST

                         RCM Global Technology Portfolio
               (formerly known as PIMCO PEA Innovation Portfolio)

                            22 Corporate Plaza Drive
                         Newport Beach, California 92660


                              INFORMATION STATEMENT


         The primary purpose of this Information Statement is to provide you with information about a change of the investment adviser ("Adviser") to the RCM Global Technology Portfolio (known as the PIMCO PEA Innovation Portfolio prior to May 1, 2005)(the "Portfolio"), a series of Met Investors Series Trust (the "Trust"). This Information Statement is being mailed on or about July 26, 2005. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Trust's most recent annual and semi-annual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-343-8496.

         Met Investors Advisory LLC (the "Manager") serves as investment manager to the Trust pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and the Manager (the "Management Agreement"). MetLife Investors Distribution Company (the "Distributor"), an affiliate of the Manager, serves as the distributor to the Trust. The Manager and the Distributor are located at 22 Corporate Plaza Drive, Newport Beach, California 92660. State Street Bank and Trust Company is the administrator of the Trust and is located at One Federal Street, Boston, Massachusetts 02206.

         Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), requires that all agreements under which persons serve as investment managers or investment advisers to investment companies be approved by shareholders. The Securities and Exchange Commission has granted exemptive relief to the Trust and the Manager which generally permits the Manager, subject to certain conditions including approval of the Board of Trustees, to (i) select an Adviser for the Portfolio; (ii) enter into and materially modify existing advisory agreements between the Manager and the Adviser; and (iii) terminate and/or hire unaffiliated sub-advisors without obtaining approval of the Portfolio's shareholders. One of the conditions of the exemptive relief is that within 90 days after entering into a new or amended advisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.

         THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

         Prior to January 15, 2005, PEA Capital LLC (formerly PIMCO Equity Advisors LLC)("PEA") was Adviser to the Portfolio pursuant to an Investment Advisory Agreement, dated February 12, 2001, by and between the Manager and PEA, as amended on October 1, 2002 (the "Previous Advisory Agreement").

         In the role of Manager to the Trust, the Manager regularly monitors the performance of the Portfolio's Advisers, and has the ultimate responsibility to recommend to the Board of Trustees of the Trust the hiring, termination and replacement of unaffiliated Advisers. After analysis, the Manager recommended to the Board of Trustees of the Trust that the Portfolio would benefit from replacement of PEA with RCM Capital Management LLC ("RCM").

         At a meeting of the Board of Trustees of the Trust held on January 4, 2005, the Trustees (including the Trustees who are not "interested persons" of the Trust, the Manager, the Adviser or the Distributor (as that term is defined in the 1940 Act)("Disinterested Trustees")) approved an interim investment advisory agreement between the Manager and RCM, an affiliate of PEA, with respect to the Portfolio, which took effect as of January 15, 2005 (the "Interim Advisory Agreement"). In connection with the appointment of RCM pursuant to the Interim Advisory Agreement, the Board of Trustees terminated the Previous Advisory Agreement, and as of January 15, 2005, PEA no longer served as Adviser to the Portfolio. The Interim Advisory Agreement had a term of the earlier of 150 days or the date on which a new advisory agreement is entered into. The Board of Trustees subsequently approved a new investment advisory agreement with respect to the Portfolio on February 16, 2005 (the "New Advisory Agreement"). The New Advisory Agreement went into effect on May 1, 2005. As discussed below, the New Advisory Agreement is the same in all material respects to the Previous Advisory Agreement and the Interim Agreement, except for the Adviser, the advisory fee and the effective date and term of the Agreement. As with the Previous Advisory Agreement and the Interim Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect and the fees payable to the Manager by the Portfolio under the Management Agreement will not change.

         THERE IS NO INCREASE IN THE MANAGEMENT FEES PAID BY THE PORTFOLIO AS A RESULT OF THE NEW ADVISORY AGREEMENT.

         As a result of the approval of the New Advisory Agreement, effective May 1, 2005, RCM replaced PEA as the Adviser to the Portfolio and the name of the Portfolio changed to "RCM Global Technology Portfolio." All references to the PIMCO PEA Innovation Portfolio in the Trust's Prospectus and Statement of Additional Information changed as of that date to the "RCM Global Technology Portfolio." In addition, all references to PEA were replaced with RCM.

II.      The Previous, Interim and New Advisory Agreements

                  The Previous Advisory Agreement

         The Previous Advisory Agreement provided that it would remain in effect for an initial two-year term and would continue in full force and effect for successive periods of one year thereafter only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approved its continuance at least annually. The Previous Advisory Agreement could be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager. The Previous Advisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust was assigned or terminated for any other reason.

         The Previous Advisory Agreement also generally provided that, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser would not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

         Under the Previous Advisory Agreement, the Manager paid an advisory fee to PEA, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.65% of the first $500 million of such assets, plus 0.60% of such assets over $500 million. For the fiscal year ended December 31, 2004, the Manager paid PEA $1,074,363 in aggregate advisory fees.

         The Previous Advisory Agreement was approved by the Board of Trustees, including by a separate vote of the Disinterested Trustees at a meeting held on January 24, 2001, and was executed on February 12, 2001, pursuant to approval of the Portfolio's initial sole shareholder on January 24, 2001.

                  The Interim Advisory Agreement

         The terms of the Interim Advisory Agreement were the same in all material respects as those of the Previous Advisory Agreement, except for the Adviser and the effective date and term. The Interim Advisory Agreement provided that it would remain in effect for no greater than 150 days or until the Board of Trustees, including a majority of the Disinterested Trustees, approved a new Investment Advisory Agreement. The Interim Advisory Agreement could be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustee, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon ten days' prior written notice to the Adviser. The Interim Advisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust was assigned or terminated for any other reason.

         The Interim Advisory Agreement was approved by the Board of Trustees, including by a separate vote, the Disinterested Trustees, on January 4, 2005, and its effective date was as of January 15, 2005.

                  The New Advisory Agreement

         The terms of the New Advisory Agreement are the same in all material respects as those of the Previous Advisory Agreement, except for the Adviser, the advisory fee and the effective date and term. The New Advisory Agreement provides that it will remain in effect until December 31, 2006 and thereafter for successive periods of one year only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approves its continuance at least annually. The Previous Advisory Agreement's initial term was for a period of two years from its effective date. Like the Previous Advisory Agreement, the New Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager, or upon shorter notice as mutually agreed upon. The New Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust is assigned or terminated for any other reason.

        The New Advisory Agreement also generally provides that, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser will not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

         Advisory Fee

         Under the New Advisory Agreement, the Manager pays an advisory fee to RCM, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.65% of first $100 million of such assets, plus 0.60% of such assets over $100 million up to $500 million, plus 0.55% of such assets over $500 million.

         As with the Previous Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect and the fees payable to the Manager by the Portfolio under the Management Agreement will not change. There is no increase in the management fees paid by the Portfolio as a result of the advisory fees paid under the New Advisory Agreement.

         The following table shows the actual aggregate advisory fee paid to PEA by the Manager for the fiscal year ended December 31, 2004 under the Previous Advisory Agreement and what the aggregate advisory fee would have been if the advisory fee under the New Advisory Agreement had been in effect:

------------------------------------------ ---------------------------------------- ----------------------------------
Actual Aggregate Advisory Fee               Pro Forma Aggregate Advisory            % Difference Between
paid under the Previous                     Fee paid under the New                  Actual and Pro Forma
Advisory Agreement for Fiscal               Advisory Agreement for Fiscal           Aggregate Advisory Fees
Year Ended December 31, 2004                Year Ended December 31, 2004
------------------------------------------ ---------------------------------------- ----------------------------------
       $ 1,074,343                               $ 1,041,701                            (2.94) %
------------------------------------------ ---------------------------------------- ----------------------------------


          Effective Date

          The New Advisory Agreement was approved by the Board of Trustees, including by a separate vote, the Disinterested Trustees, on February 16, 2005, and its effective date was as of May 1, 2005.

III.     Board Considerations

         At a meeting of the Board of Trustees of the Trust held on February 16, 2005, the Board of Trustees, including the Disinterested Trustees, approved the Manager's proposal to (i) select and appoint RCM as the Adviser for the Portfolio and (ii) change the name of the Portfolio to the "RCM Global Technology Portfolio."

         The Board of Trustees approved the New Advisory Agreement between the Manager and RCM based on a number of factors relating to RCM's ability to perform under the New Advisory Agreement. These factors included: RCM's management style and long-term performance record with comparable funds; RCM's current level of staffing and its overall resources; RCM's financial condition; and RCM's compliance systems and any disciplinary history. The Disinterested Trustees were advised by independent legal counsel throughout the process.

         The Board gave substantial consideration to the fees payable under the New Advisory Agreement. In this connection, the Board evaluated RCM's costs and profitability (to the extent practicable) in serving as an Adviser to the Portfolio, including the costs associated with the personnel, systems and equipment necessary to perform its functions. The Board also examined the fees to be paid to RCM in light of fees paid to other investment advisers by comparable funds and the method of computing the Adviser's fee. The advisory fee under the New Advisory Agreement is lower than the advisory fee paid under the Previous Advisory Agreement and the Interim Advisory Agreement. As a result, the Manager will retain a greater percentage of its management fee. The Portfolio's total expenses will not change as a result of the advisory fee decrease because such fee is paid directly by the Manager.

         After comparing the fees with those of comparable funds and in light of the quality and extent of services to be provided, and the costs to be incurred, by RCM, the Board concluded that the fee to be paid the Adviser with respect to the Portfolio was fair and reasonable.

         The Board also noted that RCM, through its relationship as an Adviser to the Portfolio, may engage in soft dollar transactions. While RCM selects brokers primarily on the basis of their execution capabilities, the direction of transactions may at times be based on the quality and amount of research such brokers provide. Further, the Board recognized that RCM is affiliated with registered broker-dealers and these broker-dealers may from time to time execute transactions on behalf of the Portfolios. The Board noted, however, that the Adviser must select brokers who meet the Trust's requirements for best execution. The Board concluded that the benefits accruing to RCM and its affiliates by virtue of the Adviser's relationship to the Portfolio are fair and reasonable.

         In approving the New Advisory Agreement, the Board especially reviewed the Portfolio's performance record and RCM's management style and long-term performance record with comparable funds. The Board noted that the Allianz RCM Global Technology Fund (the "Allianz Tech Fund"), which is also advised by RCM, has substantially similar investment objectives, policies, and strategies as the Portfolio. As of December 31, 2004, the Allianz Tech Fund had a one-year total return of 17.93%, three-year annualized returns of 5.94%, and five-year annualized returns of -9.17%, which outperformed all of the other ten largest funds included in Morningstar's Universe of Institutional shares of Technology Funds, as well as the Goldman Sachs Technology Index over the one-, three-, and five-year periods, and the S&P 500 Index over the one- and three-year periods.

         In considering the profitability to the Adviser of its relationship with the Portfolio, the Board noted that the fees under the New Advisory Agreement were paid by the Manager out of the advisory fees that it receives under the Management Agreement. The Board also relied on the ability of the Manager to negotiate the New Advisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the profitability to the Adviser of its relationship with the Portfolio was not a material factor in the Board's deliberations at this time. For similar reasons, the Board did not consider the potential economies of scale in the Adviser's management of the Portfolio to be a material factor in its consideration at this time, although it was noted that the sub-advisory fee schedule for the Portfolio contains breakpoints that reduce the fee rate on assets above specified levels.

         In connection with these considerations, the Board of Trustees determined that a sub-advisory arrangement between the Manager and RCM was in the best interests of the Portfolio and its shareholders. Based on these considerations and the overall high quality of the personnel, operations, financial condition, investment advisory capabilities, methodologies, and performance of RCM with comparable funds, the Board (including a majority of Disinterested Trustees) determined approval of the New Advisory Agreement was in the best interests of the Portfolio.

IV.      The Adviser

         RCM, Suite 2900, Four Embarcadero Center, San Francisco, California 94111, is a subsidiary of AGI LP, 1345 Avenue of the Americas, 50th Floor, New York, New York 10105. Originally founded in 1970, RCM provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. RCM is an indirect subsidiary of Allianz AG. As of December 31, 2004, RCM had over $22.7 billion in assets under management.

         The following individuals managed the Portfolio under the Interim Advisory Agreement and continue to do so under the New Advisory Agreement:

o Walter C. Price, CFA, Co-Portfolio Manager, is a Managing Director and Senior Analyst on the Global Technology Team. Mr. Price joined RCM in 1974.

o Huachen Chen, CFA, Co-Portfolio Manager is a Senior Portfolio Manager with RCM. Mr. Chen joined RCM in 1984.


RCM's directors and executive officers are as follows:

The address for all directors and executive officers is RCM Capital Management, Four Embarcadero Center, San Francisco, CA 94111.


                                                                                    Principal Occupations During
Name and Year of Birth              Positions Held With RCM                              the Last Five Years
----------------------              -----------------------                              -------------------
Peter J. Anderson                   Managing Director and Chief Investment      Mr. Anderson joined RCM in 2004.  In
(1942)                              Officer;                                    2001 Mr. Anderson retired from
                                    member of RCM's Management Committee        IPS/American Express Financial
                                                                                Advisor' where he was their Chief
                                                                                Investment Officer (CIO).  In that
                                                                                role (since 1997) he joined the
                                                                                company's senior management
                                                                                committee as well as the board of
                                                                                American Express' mutual funds.
                                                                                After retirement in 2001, he
                                                                                established a consulting firm
                                                                                working closely with a major hedge
                                                                                fund until his employment as RCM's
                                                                                CIO in 2004.

Theodore J. Deutz                   Managing Director and Client Marketing      Mr. Deutz joined RCM in 1997.
(1962)                              Officer;
                                    member of RCM's Management Committee

Robert J. Goldstein                 Managing Director, Chief Operating          Mr. Goldstein joined RCM in 1996.
(1963)                              Officer and General Counsel;
                                    member of RCM's Management Committee.

Udo Frank                           Managing Director and Chief Executive       Mr. Frank joined RCM in 2003 and has
(1959)                              Officer of RCM;                             worked for the Allianz Group since
                                    Global Chief Executive Officer of           1994.
                                    Equities of Allianz Global Investors;
                                    member of RCM's Management Committee

Andreas Utermann                    Global Chief Investment Officer for         Mr. Utermann joined RCM in 2002.
(1966)                              Equities for RCM and Allianz Global         Prior to RCM, he was employed by
                                    Investors;                                  Merrill Lynch Investment Managers
                                    Global Head of Research for Equities of     for 12 years where he most recently
                                    RCM                                         was their Global Head and Chief
                                                                                Investment Officer, Equities.

Steve J. Berexa                     Managing Director, Head of U.S. Research    Mr. Berexa joined RCM in 1997.
(1963)                              and the Global Sector Head of Technology

Janie S. Kass                       Managing Director, and Co-Head of Client    Ms. Kass joined RCM in 2000.
(1959)                              Relations and Marketing Group of RCM

Gregory M. Siemons                  Director, Chief Compliance Officer and      Mr. Siemons joined RCM in 1999.
(1966)                              the Global Head of Compliance of the RCM
                                    Global Platform

Seth A. Reicher                     Managing Director, Co-Chief Investment      Ms. Reicher joined RCM in 1993.
(1964)                              Officer and Senior Portfolio Manager for
                                    the Large Cap Growth Equity Team

Joanne L. Howard                    Managing Director, Co-Chief Investment      Ms. Howard joined RCM in 1992.
(1942)                              Officer and Senior Portfolio Manager for
                                    the Large Cap Growth Equity Team

Scott T. Migliori                   Director and Co-Chief Investment Officer    Mr. Migliori joined RCM in 2003.
(1967)                              and Senior Portfolio Manager for the        Prior to joining RCM, Mr. Migliori
                                    Large Cap Growth Equity Team                was a senior co-manager of large cap
                                                                                growth portfolios at Provident Investment
                                                                                Counsel, Inc.

Seung H. Minn                       Director, Senior Portfolio Manager and      Mr. Minn joined RCM in 1998.
(1965)                              Director of Quantitative Portfolio
                                    Management

Linda M. Beck                       Director and Senior Portfolio Manager in    Ms. Beck joined RCM in 1994.
(1964)                              the Private Client Group

M. Brad Branson                     Managing Director and Chief Investment      Mr. Branson joined the
(1967)                              Officer of the Private Client Group         firm in June 1993.

Louise M. Laufersweiler             Director, Chief Investment Officer and      Ms. Laufersweiler joined RCM in 1982.
(1953)                              Senior Portfolio Manager for the Mid Cap
                                    Equity Team;
                                    Deputy Chief Investment Officer for the
                                    Small Cap Equity Team

Thomas J. Ross                      Director and Chief Investment Officer and   Prior to joining RCM in March 2001,
(1955)                              Senior Portfolio Manager of the Small Cap   Mr. Ross was a senior analyst and
                                    Equity Team                                 portfolio manager with Dresdner Bank's
                                                                                dit subsidiary in Frankfurt for 10 years.

         RCM acts as investment adviser or subadviser to the following other mutual funds that have similar investment objectives to that of the Portfolio.

                                                            Annual Advisory Fee Rate        Approximate Net Assets
         Fund                                                (as a % of net assets)    as of March 31, 2005 ($ millions)
         ----                                                ----------------------    ---------------------------------
Allianz RCM Innovation Fund                                   0.55%      All Assets                  $637


Allianz RCM Global Technology Fund                            0.85%      All Assets                  $547


AXA Enterprise Multi-Manager Technology Fund                  0.70%      First $50mm                   $2
                                                              0.65%      $50 - $100mm
                                                              0.60%      $100 - $250mm
                                                              0.55%      Thereafter


AXA Premier VIP Technology Fund                               0.70%      First $50mm                 $151
                                                              0.65%      $50 - $100mm
                                                              0.60%      $100 - $250mm
                                                              0.55%      Thereafter


MetLife - RCM Global Technology Fund                          0.65%      First $100mm                $188
                                                              0.60%      $100 - $500mm
                                                              0.55%      Thereafter


Wells Fargo Specialized Technology Fund                       1.00%      First $50mm                 $141
                                                              0.70%      $50 - $100mm
                                                              0.55%      Thereafter


Wells Fargo / Strong Advisor Technology Fund                  0.70%      All Assets                    $1


Wells Fargo / Strong Technology 100 Fund                      0.70%      All Assets                   $91


         There are no fee waivers or expense limitations in effect with respect to any of the advisory fees listed above.

V.       Changes in Portfolio's Investment Style

         The transition from PEA to RCM as Adviser of the Portfolio involved certain portfolio transaction costs as RCM restructured the Portfolio. RCM did not change the Fund's existing investment policies except that the minimum percentage of Portfolio assets that must be invested in common stocks of companies which utilize new, creative or different, or "innovative," technologies, as well as companies that provide and service those technologies, is 80% of the Portfolio's assets rather than 65% of the Portfolio's assets. As PEA generally invested more than 80% of the Portfolio's assets in such stocks, the Portfolio's focus on the common stock of companies utilizing innovative technologies and of the companies that provide and service those technologies has not changed. RCM has notified the Trust that the estimated transaction costs of this restructuring did not exceed 1% of the Portfolio's net asset value. Restructuring costs consist primarily of brokerage fees and dealer spreads or markups related to purchasing and selling securities for the Portfolio's portfolio.

         The Portfolio may utilize, primarily for risk management and hedging purposes, short sales (collateralized or uncollateralized), or other derivative instruments such as stock index futures contracts, purchase and sale of put and call options and other option strategies such as spreads and straddles.

VI.      Portfolio Transactions

         Subject to the supervision and control of the Manager and the Trustees of the Trust, the Portfolio's Adviser is responsible for decisions to buy and sell securities for its account and for the placement of its portfolio business and the negotiation of commissions, if any, paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange and on options, futures contracts and options thereon. Fixed income securities and certain equity securities in which the Portfolio invests are traded in the over-the-counter market. These securities are generally traded on a net basis with dealers acting as principal for their own account without a stated commission, although prices of such securities usually include a profit to the dealer. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. In underwritten offerings, securities are usually purchased at a fixed price which includes an amount of compensation to the underwriter generally referred to as the underwriter's concession or discount. Certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. U.S. government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality. The Portfolio's Adviser is responsible for effecting its portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in executing portfolio transactions will be prompt execution of orders in an efficient manner at a favorable price. In selecting broker-dealers and negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis, confidentiality, including trade anonymity and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to brokers that provide the Portfolio or its Adviser with brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934. In doing so, the Portfolio may pay higher commission rates than the lowest available when its Adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. The Portfolio's Adviser is of the opinion that, because this material must be analyzed and reviewed, its receipt and use does not tend to reduce expenses but may benefit the Portfolio or other accounts managed by the Adviser by supplementing the Adviser's research.

         It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, the Portfolio's Adviser receives research services from many broker-dealers with which the Adviser places the Portfolio's transactions. The Adviser may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Portfolio. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities.

         As noted above the Adviser may purchase new issues of securities for the Portfolio in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide the Adviser with research in addition to selling the securities (at the fixed public offering price) to the Portfolio or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Portfolio, other investment advisory clients, and the Adviser without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However NASD Regulation, Inc. has adopted rules expressly permitting broker-dealers to provide bona-fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.

         The Board of Trustees has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct the Manager to cause the Adviser to effect securities transactions through broker-dealers in a manner that would help to generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the management agreement ("Directed Brokerage"). The Trustees will review the levels of Directed Brokerage and Reward Brokerage for the Portfolio on a quarterly basis.

         The Adviser may effect portfolio transactions for other investment companies and advisory accounts. Research services furnished by broker-dealers through which the Portfolio effects its securities transactions may be used by the Portfolio's Adviser in servicing all of its accounts; not all such services may be used in connection with the Portfolio. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each of its accounts, including the Portfolio. Whenever concurrent decisions are made to purchase or sell securities by the Portfolio and another account, the Portfolio's Adviser will attempt to allocate equitably portfolio transactions among the Portfolio and other accounts. In making such allocations between the Portfolio and other accounts, the main factors to be considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending investments to the Portfolio and the other accounts. In some cases this procedure could have an adverse effect on the Portfolio. In the opinion of the Adviser, however, the results of such procedures will, on the whole, be in the best interest of each of the accounts.

         The Adviser to the Portfolio may execute portfolio transactions through certain of its affiliated brokers, if any, acting as agent in accordance with the procedures established by the Board of Trustees, but will not purchase any securities from or sell any securities to any such affiliate acting as principal for its own account.

         For the year ended December 31, 2004, the Portfolio paid $1,332,268 in brokerage commissions. No commissions were paid to any affiliated broker of the Manager or PEA.

VII.     Portfolio's Ownership Information

         The Portfolio had 14,160,102 total shares outstanding as of June 30, 2005.

         Metropolitan Life Insurance Company, a New York life insurance company ("MetLife"), and its affiliates, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company, MetLife Investors Insurance Company of California and General American Life Insurance Company (individually an "Insurance Company" and collectively the "Insurance Companies"), are the record owners, through their separate accounts, of all of the Portfolio's shares.

         As of June 30, 2005, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust's knowledge, no person, as of June 30, 2005, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio's shares.